Calculation of Filing Fee Tables
S-3
Global Water Resources, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Equity	Common Stock, $0.01 par value per share	457(o)
		Debt	Debt Securities	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 32,200,000.00	0.0001381	$ 4,446.82
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities		Equity	Common Stock, $0.01 par value per share	415(a)(6)						S-3	333-273896	08/31/2023
Carry Forward Securities		Debt	Debt Securities	415(a)(6)						S-3	333-273896	08/31/2023
Carry Forward Securities	2	Unallocated (Universal) Shelf		415(a)(6)			$ 67,800,000.00			S-3	333-273896	08/31/2023	$ 7,471.56
			Total Offering Amounts:				$ 100,000,000.00		$ 4,446.82
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 4,446.82
Offering Note
[1]	1a. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the common stock being registered hereunder includes such indeterminable number of shares of common stock that may be offered or issued in connection with any stock split, stock dividend or similar transactions. 1b. There are being registered hereunder such indeterminate number of shares of common stock and such indeterminate principal amount of debt securities as shall have an aggregate initial offering price not to exceed $100,000,000. However, the registrant will not issue common stock pursuant to this prospectus that would result in the number of shares of common stock issued pursuant to this prospectus to constitute a majority of the Company's outstanding common stock. If any debt securities are issued at an original issue discount, then the principal amount of such debt securities shall be in such greater amount as shall result in an aggregate initial offering price not to exceed $100,000,000, less the aggregate dollar amount of all securities previously issued hereunder. The securities registered also include such indeterminate number of shares of common stock and amount of debt securities that may be issued upon conversion, exchange or exercise of the securities offered hereby, for which the registrant may or may not receive additional separate consideration. 1c. The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A.iii.b of the Instructions to the Calculation of Filing Fee Tables and Related Disclosure of Form S-3.

[2]	2a. The registrant previously registered the offer and sale of securities having a maximum aggregate offering price of $100,000,000 pursuant to the Registration Statement on Form S-3 (File No. 333-273896) initially filed with the U.S. Securities and Exchange Commission on August 10, 2023 and declared effective on August 31, 2023 (the "Prior Registration Statement"), of which an aggregate of $67,800,000 remain unsold (the "Unsold Securities"). Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include the Unsold Securities, and the filing fee of $7,471.56 associated therewith (which amount is based on the filing fee rate in effect at the time of the filing of the Prior Registration Statement) is hereby carried forward to be applied to the Unsold Securities. Accordingly, no additional filing fee is due with respect to such Unsold Securities in connection with the filing of this registration statement. The registrant is also registering an additional $32,200,000 of shares of common stock and debt securities on this registration statement for the offer and sale by the registrant (the "New Securities"). A filing fee of $4,446.82 with respect to the New Securities is being paid in connection with the filing of this registration statement. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the registrant sells any Unsold Securities pursuant to the Prior Registration Statement, the registrant will identify in a pre-effective amendment to this registration statement the updated number of Unsold Securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) and the updated amount of New Securities to be registered on this registration statement. Pursuant to Rule 415(a)(6), the offering of the Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date